UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 2, 2024

MULLEN AUTOMOTIVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)
Rights to Purchase Series A-1 Junior Participating Preferred Stock	None	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On October 2, 2024, Mullen Automotive Inc. (the “Company”) issued a press release announcing certain preliminary financial results for the fiscal quarter ended September 30, 2024. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 2, 2024, pursuant to the terms of the Securities Purchase Agreement dated May 14, 2024 between the Company and certain investors (the “Securities Purchase Agreement”), which was previously disclosed in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 14, 2024 (the “Form 10-Q”), certain investors partially exercised the additional investment right and purchased additional 5% Original Issue Discount Senior Secured Notes that are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in the initial aggregate principal amount of $621,053 (or $590,000 excluding the 5% original issue discount) (the “Notes”) and also received five-year warrants exercisable on a cash basis for an aggregate of 2,264. shares of Common Stock (the “Warrants”). The Warrants may also be exercised on a cashless basis pursuant to the formula set forth therein and as further described in the Form 10-Q. The Notes and Warrants have the same terms and conditions as the previously issued notes and warrants as described in the Form 10-Q. The Notes issued on October 2, 2024 together with the Notes in the initial aggregate principal amount of $12.5 million (or $11.9 million excluding the 5% original issue discount) issued on September 25 and 27, 2024, which were previously reported by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2024, totals approximately $13.2 million (or $12.5 million excluding the 5% original issue discount) of the additional investment right set forth in the Securities Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item is included above in Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference. The Notes and Warrants issued to the investors pursuant to the Securities Purchase Agreement, and upon conversion or exercise, as applicable, the shares of Common Stock will be issued pursuant to the exemption from registration for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated October 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: October 2, 2024	By:	/s/ David Michery
David Michery
Chief Executive Officer

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